Exhibit 99.1

2010 Voting Results

At the Annual Meeting of Shareholders of Westamerica Bancorporation held on April 22, 2010, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders. Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Item 1 — Election of Directors.

The following individuals were elected as directors to serve until the 2011 Annual Meeting of Shareholders or until their successors are elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Etta Allen	21,034,680	376,178	3,758,473
Louis Bartolini	21,036,408	374,450	3,758,473
E. Joseph Bowler	20,564,462	846,396	3,758,473
Arthur Latno, Jr.	18,342,612	3,068,246	3,758,473
Patrick Lynch	21,032,858	378,000	3,758,473
Catherine MacMillan	21,044,022	366,837	3,758,473
Ronald Nelson	21,046,470	364,388	3,758,473
David Payne	21,023,912	386,946	3,758,473
Edward Sylvester	20,992,122	418,736	3,758,473

Item 2 — Ratification of Selection of KPMG as Company’s Independent Auditors for Fiscal Year 2010.

The voting results were as follows:

For	Against	Withheld	Broker Non-Vote
24,906,076	161,268	101,988	0